 EXHIBIT 99.1

Urban Hydroponics, Inc. Announces Financial Results for the Nine Month Period Ended July 31, 2015 for Urban Cultivator, Inc. and BC Northern Lights Enterprises, Ltd., Companies with Which It Expects to Merge

November 17, 2015, New York, NY - Urban Hydroponics, Inc., a publicly traded Nevada corporation (OTCQB: URHY), is pleased to announce that Urban Cultivator, Inc. and BC Northern Lights Enterprises Ltd., affiliated British Columbia based private companies that have signed a binding letter of intent to merge with URHY, are reporting their financial results for the 9 month period that ended July 31, 2015.

Urban Cultivator revenue up 194%; BC Northern Lights revenue up 18%; Combined revenue up 60%; Combined gross profit up 8%.

Urban Cultivator and BC Northern Lights, acquisition targets of URHY, and industry leaders in designing, manufacturing and distributing indoor hydroponics equipment to consumers and chefs, announced results for the 9 month period that ended July 31, 2015.

“The 2015 fiscal year saw great positive trends in our showroom and international distributor networks,” said CEO Tarren Wolfe. “We’re excited about expanding our brand into Europe, and continuing to build strong relationships with our dealer partners.

“By investing in and strengthening our relationships with existing resellers, and seeking out high quality partners with established sales teams, we’ve been able to grow our revenue aggressively without having to invest heavily in support and sales staff.”

9 Month Financial Results

For the 9 month period ended July 31, 2015, Urban Cultivator and BC Northern Lights recorded a combined total revenue of $3,441,597. This is an increase of 60% over the same period in the previous year. The increase was primarily due to a shift in focus to establishing strong international distribution partnerships, and the continued growth of their dealer showroom network in the USA.

The international distributor channel increased 1,385% year over year in the 9 month period as a direct result of opening new distribution partnerships in Europe – specifically Norway, the United Kingdom, Holland, Portugal and the Middle East.

The North American dealer showroom network has increased to 115 showrooms in 2015 & also saw revenue increases of over 150%, to $461,104 in the 9 month period ending July 31, 2015.

Sales of Urban Cultivator’s Commercial appliance that allows restaurants to grow their own herbs and microgreens on-site grew 266% to $888,591 in the 9 month period. The Commercial unit allows chefs and restaurants to grow greens at a very low cost that they would normally pay up to 10x more for through a traditional supplier.

Sales of Urban Cultivator’s Residential appliance also grew 135% to $521,449.

Individually, Urban Cultivator sales grew 194% to $1,511,393 during the period, and BC Northern Lights revenue grew 18% to $1,930,204 YTD.

Combined gross margins decreased for the 9 month period ending July 31, 2015. This is due to the increased proportion of Urban Cultivator sales that go through distributor channels resulting in lower gross margins. Urban Cultivator recorded a gross margin of 31%, while BC Northern Lights which sells mostly direct to consumer recorded a gross margin of 48% for the same period.

Net income loss for the 2 companies is primarily due to investment in staff and marketing & support materials that will continue to develop our distributor and dealer partnerships.

9 Month Combined Urban Cultivator & BC Northern Lights Financial Statements (Unaudited)

	2015	2014

Net Sales	3,441,597	2,149,564
COGS	2,039,346	850,083

Gross Profit	1,402,251	1,299,481

SG&A	2,187,558	1,249,654
Depreciation	34,097	21,534

Net income (loss) from Operations	(819,404)	28,293

Interest Exp	(17,969.70)	(16,277)

IRAP	11,126	24,965

Net loss for the year	(790,024)	36,980

For more information on URHY, please contact CEO Frank Terzo:

fterzo@urbanhydroponics.com

(516) 543-8882

For more information on Urban Cultivator, please contact Vice President of Marketing Linnea Wolfe:

linnea@urbancultivator.net
1-877-352-0490 ext. 118

It's a fresh new world - get ready for Urban Cultivator.

For more information on Urban Cultivator, please visit:

urbancultivator.net

twitter.com/urbancultivator

instagram.com/urban.cultivator

facebook.com/urbancultivator

For more information on BC Northern Lights, please visit:

bcnorthernlights.com

facebook.com/bcnorthernlights

Urban Hydroponics, Inc.

Urban Hydroponics, Inc. (formerly known as Placer Del Mar, Ltd.) was incorporated in Nevada on May 13, 2005 for the purpose of mining and mineral exploration. In June 2013 the Company ceased its mining exploration activities to refocus its business objectives on seeking a business combination with a private entity whose business would present an opportunity for the Company's shareholders. Since that time the Company has been a "shell company" as such term is defined under the federal securities laws. Frank Terzo is currently the Company's sole officer and director.

On October 3, 2014, Urban Hydroponics, Inc. signed a binding letter of intent relating to a proposed merger with Urban Cultivator Inc. and B.C. Northern Lights Enterprises Ltd. Pursuant to the terms of the LOI, as subsequently amended, and an earlier non-binding term sheet, URHY has made working capital bridge loans to the Urban Cultivator companies totaling approximately $1,200,000 in anticipation of the closing of the merger.

For further information about proposed merger between URHY and Urban Cultivator/BC Northern Lights, please see URHY's filings with the Securities and Exchange Commission including URHY's current report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2014.

Although expected to close by the end of 2015, Urban Hydroponics, Inc. can make no assurances that the proposed merger with Urban Cultivator and BC Northern Lights will close as planed or be completed at all.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the planned merger with Urban Cultivator Inc., BC Northern Lights Enterprises Ltd., and the related company, W3 Metal Inc., (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's ability or lack thereof to successfully complete its planned merger with, and integrate the operations of Urban Cultivator, Inc., BC Northern Lights, Inc., and W3 Metals, to obtain adequate financing at appropriate pricing, to successfully compete in the Company's markets and to expand the Company's business; lack of product diversification; existing or increased competition, stock volatility and illiquidity; general market and economic conditions; and the Company's ability to implement its business plans or strategies. The Company does not undertake to update these forward-looking statements.